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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                    CURRENT REPORT UNDER SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)              January 27, 1998

                     WANDEL & GOLTERMANN TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


NORTH CAROLINA                       33-74564                            22-1867386
(State or other jurisdiction of   (Commission File Number)(I.R.S. Employer Identification Number)
incorporation or organization)

      1030 SWABIA COURT, RESEARCH TRIANGLE PARK, NORTH CAROLINA 27709-3585
              (Address of principal executive offices and zip code)

                                 (919) 941-5730
              (Registrant's telephone number, including area code)

Not applicable
(Former name, former address and former fiscal year if changed since last report)











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ITEM 5.       OTHER EVENTS

 a) On January 27, 1998, Wandel & Goltermann Technologies, Inc. (the "Company") acquired all of the outstanding common stock of privately-held Tinwald Networking Technologies, Inc. ("Tinwald"), an Ontario, Canada-based developer of software analysis tools. Under the terms of the transaction, the Company made an initial payment of $5 million and has agreed to certain additional payments for up to three years upon the achievement of certain contingencies. The purchase price was paid using funds from the working capital of the Company.

     The Company will account for the transaction as a purchase and will record charges for in process research and development and related expenses in the quarter ending March 31, 1998.

     Founded in 1994, Tinwald offers a full suite of network analysis products that allow companies to monitor, optimize and troubleshoot networks. Their product portfolio includes LinkView 1000, LinkView PRO, LinkView 2000, Internet Snapshot and Distributed LinkView PRO. Tinwald's customer base includes numerous Fortune 1000 companies, as well as complementary distribution channels in North and South America and the Pacific Rim.



                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

                                   WANDEL & GOLTERMANN TECHNOLOGIES, INC.





Date:  February 3, 1998            By:  /s/ Adelbert Kuthe
                                   -----------------------
                                   Adelbert Kuthe
                                   Vice President, Finance and Secretary
                                      (Principal Financial Officer)